As filed with the Securities and Exchange Commission on April 9, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INNKEEPERS USA TRUST

(Exact Name of Registrant as Specified in its Charter)

MARYLAND	65-0503831
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

340 Royal Poinciana Way, Suite 306

Palm Beach, Florida 33480

phone: (561) 835-1800

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Mark A. Murphy, Esq.

General Counsel and Secretary

340 Royal Poinciana Way, Suite 306

Palm Beach, Florida 33480

phone: (561) 835-1800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David C. Wright, Esq.

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 E. Byrd Street

Richmond, Virginia 23219

phone: (804) 788-8200

facsimile: (804) 788-8218

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered (2)	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, $0.01 par value per share	(1)	(1)	(1)	(4)
Preferred Shares, $0.01 par value per share
Depositary Shares (3)
Debt Securities

(1)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)	Offered securities registered hereunder may be sold separately, together or as units with other offered securities registered hereunder.
(3)	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.
(4)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

Common Shares

Preferred Shares

Depositary Shares

Debt Securities

Innkeepers USA Trust may from time to time offer, in one or more series, separately or together, the following:

•	our common shares;

•	our preferred shares;

•	depositary shares representing our preferred shares; and

•	our debt securities, which may be either senior debt securities or subordinated debt securities;

We refer to our common shares, preferred shares, depositary shares and debt securities collectively as the “securities.”

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer such securities.

When we sell a particular series of securities, we will prepare a prospectus supplement describing the offering and the terms of that series of securities. Such terms may include limitations on direct or beneficial ownership and restrictions on transfer of our securities being offered that we believe are appropriate to preserve our status as a real estate investment trust for federal income tax purposes.

We may offer our securities directly, through agents we may designate from time to time, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of such class or series of the securities.

For a discussion of certain risks associated with an investment in the securities, see “ Risk Factors” beginning on page 2 of this prospectus and in our periodic reports and other information that we file from time to time with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 9, 2007.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as the information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of the date of the documents containing the information.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. We may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide a prospectus supplement that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “How to Obtain More Information.”

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference into it contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Exchange Act, including, without limitation, statements containing the words “believes,” “anticipates,” “expects,” “estimates,” “intends,” “plans,” “projects,” “will continue” or other words that describe our expectations of the future. We have based these forward-looking statements on our current expectations and projections about future events and trends affecting the financial condition of our business, which may prove to be incorrect. These forward-looking statements relate to future events and our future financial performance, and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should specifically consider the factors identified under the caption “Risk Factors” in this prospectus and the various other factors identified in or incorporated by reference into this prospectus and any other documents filed by us with the Securities and Exchange Commission, or SEC, that could cause actual results to differ materially from our forward-looking statements.

Except to the extent required by applicable law, we undertake no obligation to, and do not intend to, update any forward-looking statements or any statements included in the “Risk Factors” section of this prospectus or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments. A number of risk factors are associated with the conduct of our business, and the risks discussed in the “Risk Factors” section of this prospectus may not be exhaustive. New risks and uncertainties arise from time to time, and we cannot predict these events or how they may affect us. All forward-looking statements should be read with caution.

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OUR COMPANY

Innkeepers USA Trust is a self-administered Maryland real estate investment trust, or REIT, formed in 1994. Our primary focus is the acquisition or development of premium-branded upscale extended-stay, mid-priced limited service, and select-service hotels, which are the core of the Company’s portfolio, as well as selected all-suite or full-service hotels and turn-around opportunities for hotels that operate under or can be converted to the industry’s leading brands. Our upscale extended-stay hotels operate under brands such as Residence Inn by Marriott, Homewood Suites by Hilton and Summerfield Suites by Hyatt and our mid-priced hotels operate under brands such as Hampton Inn and TownePlace Suites.

At December 31, 2006, we owned 75 hotels with an aggregate of 9,904 rooms/suites through our partnership interests in our operating partnership, Innkeepers USA Limited Partnership, and a 49% interest in one hotel with 355 rooms in an unconsolidated entity. We serve as the sole general partner of our operating partnership through our wholly-owned subsidiary, Innkeepers Financial Corporation. As the sole general partner of our operating partnership, we have the power to manage and conduct our operating partnership’s business, subject to certain limitations described in our operating partnership’s partnership agreement.

All of our hotels are leased to our taxable REIT subsidiaries, or TRSs, under percentage leases that provide for the payment to us of rent based on a fixed base amount or, if greater, percentage rent based on the annual hotel room revenue. Our TRSs have engaged Innkeepers Hospitality Management, Inc. or its affiliates, which we refer to as the IH Manager, to manage all but one of our hotels and a third party unaffiliated with the Company or the IH Manager manages the remaining hotel. Two hotels, comprising a total of 393 rooms, are closed for substantial renovation and re-branding, and upon re-opening, will be managed by the IH Manager. Jeffrey H. Fisher, our chairman of the board of trustees, chief executive officer and president, owns the IH Manager.

Our common shares of beneficial interest are traded on the New York Stock Exchange (NYSE) under the symbol “KPA.” Our 8.0% Series C cumulative preferred shares are also traded on the NYSE under the symbol “KPA-PC.” Our principal offices and our phone number is:

Innkeepers USA Trust

340 Royal Poinciana Way, Suite 306

Palm Beach, Florida 33480

telephone: (561) 835-1800.

Our Internet web site is http://www.innkeepersusa.com. Our Internet web site and the information contained therein or connected thereto do not constitute a part of this prospectus or any amendment or supplement thereto.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the securities. Please also refer to the section above entitled “Cautionary Note Concerning Forward-Looking Statements.”

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS

TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth our (1) consolidated ratios of earnings to fixed charges and (2) consolidated ratios of earnings to combined fixed charges and preferred share dividends for the years ended December 31, 2006, 2005, 2004, 2003 and 2002.

	Year Ended December 31,
	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges	2.11	1.87	1.57	1.19	1.21
Ratio of earnings to combined fixed charges and preferred share dividends	1.48	1.26	1.06	(1)	(2)

(1)	Earnings for the year ended December 31, 2003 were inadequate to cover combined fixed charges and preferred share dividends, with a deficiency of approximately $5.6 million.
(2)	Earnings for the year ended December 31, 2002 were inadequate to cover combined fixed charges and preferred share dividends, with a deficiency of approximately $5.0 million.

We computed the ratio of earnings to fixed charges by dividing earnings by fixed charges and the ratio of earnings to combined fixed charges and preferred share dividends by dividing earnings by the sum of fixed charges and dividends on our outstanding preferred shares of beneficial interest. For purposes of these calculations, “earnings” represent income from continuing operations before adjustments for minority interest plus fixed charges, excluding capitalized interest. “Fixed charges” represent interest costs, whether expensed or capitalized, amortization of loan origination fees, and dividends on our subsidiary’s preferred units. “Preferred share dividends” represent the amount of pre-tax earnings that is required to pay the dividends on our outstanding preferred shares of beneficial interest.

USE OF PROCEEDS

Unless indicated otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of these securities for general corporate and working capital purposes. These purposes may include repayment of indebtedness and improvement of our hotel properties, as well as possible future acquisitions.

DESCRIPTION OF CAPITAL SHARES

We are authorized under our Declaration of Trust to issue up to 100,000,000 common shares of beneficial interest, par value $.01 per share, and 20,000,000 preferred shares of beneficial interest, par value $.01 per share. At January 1, 2007, there were 45,733,425 common shares outstanding and 5,800,000 Series C cumulative preferred shares outstanding. The following is only a summary of some of the rights of shareholders that might be important to you. The description of our capital shares set forth below describes certain general terms and provisions of our capital shares. The following description does not purport to be complete and is qualified in its entirety by reference to our Declaration of Trust, our Bylaws and certain provisions of Maryland law.

Common Shares

Dividends. All common shares offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares of beneficial interest and to the provisions of our Declaration of Trust regarding shares-in-trust (as defined under the heading “Restrictions on Ownership and Transfer”), holders of common shares are entitled to receive dividends if, as and when authorized by our board of trustees and declared by us out of assets legally available therefor and to share ratably in our assets legally available for distribution to shareholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities. We intend to pay quarterly dividends to our shareholders.

Voting Rights. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of beneficial interest, the holders of such common shares possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election and the holders of the remaining shares of beneficial interest, if any, will not be able to elect any trustees.

Other Matters. Holders of common shares have no conversion, sinking fund, redemption rights or any preemptive rights to subscribe for any of our securities. Common shares have equal dividend, distribution, liquidation and other rights, and have no preference, exchange or, except as expressly required by Title 8, as amended from time to time, of the Corporations and Associations Article of the Annotated Code of Maryland, or the Maryland REIT Law, appraisal rights.

Our common shares currently trade on the NYSE under the symbol “KPA.” We will apply to the NYSE to list the additional common shares to be sold pursuant to any prospectus supplement, and we anticipate that such shares will be so listed. The transfer agent for the common shares is Computershare Investor Services, L.L.C.

Our common shares are subject to certain transfer and ownership restrictions that enable us to preserve our status as a REIT. For a description of such restrictions, see “Restrictions on Ownership and Transfer.”

Preferred Shares

General. Under our Declaration of Trust, our board of trustees is authorized, without further shareholder action, to issue up to 20,000,000 preferred shares. The board may issue from time to time, preferred shares in series, with different preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions. Prior to issuance of shares of each series, the board is required by our Declaration of Trust and the Maryland REIT Law to set for each such series, subject to the provisions of our Declaration of Trust regarding shares-in-trust, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. The board may authorize the issuance of preferred shares with terms and conditions that could have the effect of delaying, deferring or preventing a takeover or other transaction which holders of some, or a majority, of the common shares might believe to be in their best interests or in which holders of some, or a majority, of the common shares might receive a premium for their common shares over the then market price of such common shares.

The preferred shares will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred shares, each series will rank on a parity as to dividends and distributions in the event of a liquidation with each other series of preferred shares and, in all cases, will be senior to the common shares.

The applicable prospectus supplement will describe each of the following terms that may be applicable in respect of any preferred shares offered and issued pursuant to this prospectus:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any maturity date;

•	any mandatory or optional redemption or repayment dates and terms or sinking fund provisions;

•	any dividend rate or rates and the dates on which any dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•

any rights to convert the preferred shares into other securities or rights, including a description of the securities or rights into which such preferred shares are convertible (which may include common shares or other preferred shares) and the terms and conditions upon which such conversions will be effected, including, without limitation, conversion rates or formulas, conversion periods and other related provisions;

•	the place or places where dividends and other payments with respect to the preferred shares will be payable; and

•

any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions, including restrictions imposed for the purpose of maintaining our qualification as a REIT under the Code.

Upon issuance and delivery against payment therefor, all shares of the preferred shares offered hereby will be duly authorized, fully paid and non-assessable.

Series C Cumulative Preferred Shares. At January 1, 2007, we have issued 5,800,000 preferred shares as 8.0% Series C cumulative preferred shares. The Series C cumulative preferred shares have no stated maturity or sinking fund requirements. We cannot redeem Series C cumulative preferred shares prior to January 20, 2009, except in certain limited circumstances relating to the Ownership Limitation necessary to preserve our qualification as a REIT. On or after January 20, 2009, the Series C cumulative preferred shares will be redeemable for a redemption price of $25 per share plus accrued and unpaid dividends to the date of redemption. Each Series C cumulative preferred share has a liquidation preference of $25 and is entitled to quarterly dividends at the rate of 8.0% per annum of the $25.00 liquidation preference (equivalent to an annual dividend rate of $2.00 per share). The Series C cumulative preferred shares are described in more detail in our registration statement on Form 8-A, which was filed with the Securities and Exchange Commission on December 19, 2003.

The transfer agent for the Series C cumulative preferred shares is Computershare Investor Services, L.L.C. Our Series C cumulative preferred shares are traded on the NYSE under the symbol “KPA-PC.”

Classification or Reclassification of Common Shares or Preferred Shares

Our Declaration of Trust authorizes the board of trustees to classify or reclassify any unissued common shares or preferred shares, subject to any Ownership Limitations, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS

The following description of certain provisions of Maryland law and of our Declaration of Trust and Bylaws is only a summary. For a complete description, we refer you to Maryland law, our Declaration of Trust and Bylaws. Copies of our Declaration of Trust and Bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

Limitation of Shareholder Liability

As a Maryland real estate investment trust, we are subject to various provisions of the Maryland General Corporation Law, or the MGCL, and the Maryland REIT Law. Both the Maryland REIT Law and our Declaration of Trust provide that none of our shareholders will be personally liable for any of our obligations solely as a result of his or her status as a shareholder. Our Bylaws further provide that we shall indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his being or having been a shareholder or former shareholder and that we shall pay or reimburse each shareholder or former shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by us. Inasmuch as we carry public liability insurance which we consider adequate, any risk of personal liability to shareholders is limited to situations in which our assets plus our insurance coverage would be insufficient to satisfy the claims against us and our shareholders.

Certain Voting Rights

Pursuant to the Maryland REIT Law, a REIT generally cannot amend its declaration of trust or merge, unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the REIT’s declaration of trust. Our Declaration of Trust provides for approval by a majority of all the votes entitled to be cast on such matters except with respect to:

•

our disqualification as a REIT or revocation of our election to be taxed as a REIT (which requires the affirmative vote of two-thirds of the number of common shares entitled to vote on such matter at a meeting of our shareholders);

•	the removal of trustees (which requires the affirmative vote of the holders of two-thirds of our outstanding voting shares);

•	the amendment or repeal of the Independent Trustee provision in the Declaration of Trust (which requires the affirmative vote of two-thirds of the outstanding shares entitled to vote on the matter);

•

the amendment of the Declaration of Trust by shareholders (which requires the affirmative vote of a majority of votes entitled to be cast on the matter, except the amendment of certain provisions specified in the Declaration of Trust which require the affirmative vote of two-thirds of all the votes entitled to be cast on the matter); and

•	our termination (which requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter).

Our Declaration of Trust permits the board of trustees by a two-thirds vote to amend the Declaration of Trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law without the affirmative vote or written consent of our shareholders.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested shareholder or an affiliate of an interested shareholder for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity common shares. Maryland law defines an interested shareholder as:

•	any person who beneficially owns 10% or more of the voting power of our shares; or

•

an affiliate or associate of ours who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting shares.

A person is not an interested shareholder if our board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. However, in approving a transaction, our board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of trustees.

After the five year prohibition, any business combination between us and an interested shareholder generally must be recommended by our board of trustees and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of beneficial interest; and

•

two-thirds of the votes entitled to be cast by holders of our voting shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if our common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are approved by the board of trustees before the time that the interested shareholder becomes an interested shareholder. We have not opted out of the business combination statute. The business combination statute may have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium to the market price of our securities or otherwise be in the holders of our securities best interests.

Control Share Acquisitions

Maryland law provides that “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights unless approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, or by officers or trustees who are our employees are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares that, if aggregated with all other shares previously acquired by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any shareholders’ meeting.

If voting rights are not approved at the shareholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of shareholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a shareholders’ meeting, the acquiror may then vote a majority of the shares entitled to vote, and all other shareholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our declaration of trust or bylaws.

Our Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of beneficial interest. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Indemnification of Trustees and Officers

The Maryland REIT Law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our Declaration of Trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law

Our Declaration of Trust obligates us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former trustee or officer of the Company. Our Bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. Our Declaration of Trust and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy and, therefore, unenforceable.

The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they maybe made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Classification of the Board of Trustees

Our Bylaws provide that the number of our trustees may be established by the board of trustees but may not be fewer than three nor more than nine. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining trustees.

Pursuant to our Declaration of Trust, the board of trustees is divided into three classes of trustees. Trustees of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of trustees will be elected by the shareholders. We believe that classification of the board of trustees will help to assure the continuity and stability of our business strategies and policies as determined by the board of trustees. Holders of common shares will have no right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of the common shares will be able to elect all of the successors of the class of trustees whose terms expire at that meeting.

The classified board provision could have the effect of making the replacement of incumbent trustees more time-consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the board of trustees. Thus, the classified board provision could increase the likelihood that incumbent trustees will retain their positions. The staggered terms of trustees may delay, defer or prevent a tender offer or an attempt to change control of us, even though the tender offer or change in control might be in the best interest of our shareholders.

Removal of Trustees

Our Declaration of Trust provides that a trustee may be removed with or without cause by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. This provision, when coupled with the provision in our Bylaws authorizing the board of trustees to fill vacant trusteeships, precludes shareholders from removing incumbent trustees except by a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional, rather than full, preferred shares. In the event we exercise the option, we will issue to the public receipts for depositary shares. Each receipt will represent a fraction of a share of a particular series of preferred shares as described below and in the applicable prospectus supplement.

The shares of any series of preferred shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that we select having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. The deposit agreement may provide that each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred shares represented by the depositary share, to all the rights and preferences of the preferred shares represented thereby, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred shares. If depositary shares are issued, copies of the forms of deposit agreement and depositary receipt will be incorporated by reference in the registration statement of which this prospectus is a part, and the following summary is qualified in its entirety by reference to those documents.

Pending the preparation of definitive engraved depositary receipts, the depositary bank may, upon our written order, issue temporary depositary receipts substantially identical to, and entitling the holders thereof to all the rights pertaining to, the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Withdrawal of Preferred Shares

Upon surrender of the depositary receipts to the depositary bank, the owner of the depositary shares is entitled to delivery of the number of whole shares of preferred shares represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred shares to be withdrawn, the depositary bank will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. The depositary bank will not distribute fractional shares of preferred shares or cash instead of the fractional shares. Consequently, a holder of a depositary receipt representing a fractional share of preferred shares would be able to liquidate his position only by sale to a third party in a public trading market transaction or otherwise, unless the depositary shares are redeemed by us or converted by the holder.

Dividends and Other Distributions

The depositary bank will distribute all cash dividends or other cash distributions that it receives on the preferred shares to the record holders of depositary shares relating to the preferred shares in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary bank will distribute property that it receives to the record holders of depositary shares entitled to the property. However, if the depositary bank determines that it is not feasible to make the distribution, the depositary bank may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Depositary Shares

If a series of preferred shares represented by depositary shares is redeemable, the depositary shares will be redeemed from the proceeds that the depositary bank receives resulting from the redemption, in whole or in part, of the series of preferred shares that the depositary bank holds. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of preferred shares. Whenever we redeem shares of preferred shares held by the depositary bank, the depositary bank will redeem as of the same redemption date the number of depositary shares representing the shares of redeemed preferred shares. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary bank may determine.

Voting the Preferred Shares

Upon receipt of notice of any meeting at which the holders of preferred shares are entitled to vote, the depositary bank will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred shares, will be entitled to instruct the depositary bank as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder’s depositary shares. The depositary bank will endeavor, insofar as practicable, to vote the amount of preferred shares represented by the depositary shares under the instructions, and we will agree to take all action that the depositary bank deems necessary to enable the depositary bank to do so. The depositary bank may abstain from voting shares of preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred shares.

Amendment and Termination of the Depositary Agreement

At any time, we may agree with the depositary bank to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding has approved the amendment. We or the depositary bank may terminate the deposit agreement only if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution on the preferred shares in connection with our liquidation, dissolution or winding up, and the distribution has been distributed to the holders of depositary receipts.

Charges of Depositary Bank

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary bank in connection with the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and the other charges, including any fee for the withdrawal of preferred shares upon surrender of depositary receipts, as are expressly provided in the deposit agreement for their accounts.

Miscellaneous

The depositary bank will forward to holders of depositary receipts all required reports and communications from us that are delivered to the depositary bank.

Neither we nor the depositary bank will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing the obligations under the deposit agreement. Those obligations will be limited to performance in good faith of the duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary bank may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred shares for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary Bank

The depositary bank may resign at any time by delivering to us notice of its election to do so. We may remove the depositary bank at any time. Any resignation or removal will take effect upon the appointment of a successor depositary bank and its acceptance of the appointment. The successor depositary bank must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Restrictions on Ownership

In order to safeguard against the loss of our REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. Such restriction will be described in the applicable prospectus supplement and will be referenced on the applicable depositary receipts.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. A form of each of the senior indenture and the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be qualified under the Trust Indenture Act. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	any limit on the principal amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and the depository;

•	the maturity date;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•

the terms of the subordination of any series of subordinated the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special United States federal income tax considerations applicable to the debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common shares or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of common shares or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures will not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indenture

The following will be events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

•	the direction given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

•

the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the indenture trustee; and

•	appoint any successor indenture trustee.

In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series, at its option, can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order for us to maintain our qualification as a REIT, our shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). Also, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year. Our Declaration of Trust prohibits direct or indirect ownership (taking into account applicable ownership provisions of the Code) of more than 9.8% of the number of outstanding shares of each class or series of our shares of beneficial interest, which we refer to as the “ownership limitation.” Generally, our shares of beneficial interest owned by related or affiliated owners will be aggregated for purposes of the ownership limitation. Any transfer of shares of beneficial interest that would violate the ownership limitation will be void, the intended transferee of such shares will be deemed never to have had an interest in such shares, and such shares will be transferred to a trust for the benefit of a charitable beneficiary and designated “shares-in-trust.” Further, we shall be deemed to have been offered shares-in-trust for purchase at the lesser of (i) the market price (as defined in the Declaration of Trust) on the date we accept the offer or (ii) the price per share in the transaction that created such shares-in- trust (or in certain other cases specified in the Declaration of Trust, such as a gift, the market price on the date of such event). Therefore, the record holder of shares of beneficial interest in excess of the ownership limitation will experience a financial loss when such shares are redeemed, if the market price falls between the date of purchase and the date of redemption.

The board of trustees may grant a waiver from the ownership limitation to any person so requesting, so long as (a) the board has determined based on a ruling from the Internal Revenue Service or an opinion of counsel that such exemption will not result in (i) our beneficial shares being beneficially owned by fewer than 100 persons; (ii) our being “closely held” within the meaning of the Code, and (iii) our constructively owning 10% or more of the ownership interests in a tenant of our real property (other than a TRS) within the meaning of the Code, and (b) such person provides to the board such representations and undertakings as the board may require to determine that no individual will violate the ownership limitation and such person agrees that any such violation or attempted violation will result in such shares being designated shares-in-trust. The board has, in limited instances from time to time, granted waivers from the ownership limitation, subject to certain other ownership restrictions, as in the case of certain mutual fund investment families. These waivers established levels of permissible share ownership for the owners requesting the waivers that are higher than the ownership limitation. The board of trustees is not obligated to grant such waivers and has no current intention to do so in the future with respect to any owners who (individually or aggregated as the Declaration of Trust requires) do not currently own shares in excess of the ownership limitation.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities;

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•

The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations when a Global Security will be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

FEDERAL INCOME TAX CONSEQUENCES OF OUR STATUS AS A REIT

The following discussion is a summary of material federal income tax considerations that may be relevant to a prospective holder of the securities. The discussion does not address all aspects of taxation that may be relevant to particular holders of securities in light of their personal investment or tax circumstances, or to certain types of holders who are subject to special treatment under the federal income tax laws, such as insurance companies, financial institutions or broker-dealers, and, except as discussed below, tax-exempt organizations, foreign corporations, and persons who are not citizens or residents of the United States.

The statements in this discussion are based on current provisions of the Code, existing, temporary, and final Treasury regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our securities and of our election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election, and regarding potential changes in applicable tax laws.

Taxation of our Company

We elected to be taxed as a REIT under the federal income tax laws commencing with our short taxable year ended December 31, 1994. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to continue to qualify as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT. These laws are highly technical and complex.

In the opinion of Hunton & Williams LLP, we qualified to be taxed as a REIT for our taxable years ended December 31, 2003 through December 31, 2006, and our organization and current and proposed method of operation will enable us to continue to qualify as a REIT for our taxable year ending December 31, 2007 and in the future. Investors should be aware that Hunton & Williams LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our properties and the future conduct of our business, and is not binding upon the Internal Revenue Service or any court. In addition, Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis. Moreover, our continued qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our share ownership, and the percentage of our earnings that we distribute. While Hunton & Williams LLP has reviewed those matters in connection with the foregoing opinion, Hunton & Williams LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see “—Failure to Qualify.”

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our shareholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and shareholder levels, that generally results from owning stock in a corporation. However, we will be subject to federal tax in the following circumstances:

•

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our shareholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to our shareholders.

•

We will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which 90% (or 95% commencing with our 2005 taxable year) of our gross income exceeds the amount of our income qualifying under the 95% gross income test, multiplied in either case by (2) a fraction intended to reflect our profitability.

•

If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% nondeductible excise tax on the excess of such required distribution over the amount we actually distributed plus any retained amounts on which income tax has been paid at the corporate level.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a United States shareholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that a timely designation of such gain is made by us to the shareholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•

In the event of a failure of any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test) occurring during our 2005 and subsequent taxable years, as described below under “Asset Tests,” as long as (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset that caused such failure with the Internal Revenue Service, and (3) we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

In the event we fail to satisfy one or more requirements for REIT qualification during our 2005 and subsequent taxable years, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

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If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during the 10-year period after we acquire such asset. The amount of gain on which we will pay tax generally is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition; and

•

the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, assuming that the C corporation will not elect in lieu of this treatment to pay in immediate tax when the asset is acquired.

We will incur a 100% excise tax on transactions with a TRS that are not conducted on an arm’s-length basis.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets the following requirements:

1.	it is managed by one or more trustees or directors;

2.	its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest;

3.	it would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws;

4.	it is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws;

5.	at least 100 persons are beneficial owners of its shares or ownership certificates;

6.	no more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, during the last half of any taxable year;

7.	it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

8.	it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

9.	it meets certain other qualification tests, described below, regarding the nature of its income and assets and the distribution of its income.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares of beneficial interest in proportion to their actuarial interests in the trust for purposes of requirement 6.

We have issued sufficient shares of beneficial interest with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our Declaration of Trust restricts the ownership and transfer of our shares of beneficial interest so that we should continue to satisfy requirements 5 and 6. The provisions of the declaration of trust restricting the ownership and transfer of the shares of beneficial interest are described in “Restrictions on Ownership and Transfer.”

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement 6 above, we will be treated as having met the requirement.

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its proportionate share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Thus, our proportionate share of the assets, liabilities, and items of income of our operating partnership and of any other partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we own or will acquire an interest, directly or indirectly (in the aggregate, the “Partnerships”), are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

REITs are permitted to own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation that is permitted to lease hotels from the related REIT as long as it does not directly or indirectly operate or manage any hotels or health care facilities or provide to another person under a franchise, license or otherwise rights to any brand name under which any hotel or health care facility is operated. Our TRSs currently lease all of our hotels and the IH Manager operates all but four of the hotels under separate management agreements. We believe that the IH Manager qualifies as an “eligible independent contractor.” Taxable REIT subsidiaries are subject to corporate income tax on their taxable income. See “—Taxable REIT Subsidiaries.”

Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on and gain from the sale of shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and

•

income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we receive such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of dividends and interest, gain from the sale or disposition of shares or securities, income from certain hedging transactions (during our 2004 and prior taxable years), or any combination of the foregoing. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both income tests. In addition, commencing with our 2005 taxable year, income and gain from “hedging transactions, as defined in “—Hedging Transactions,” that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 95% gross income test, but not the 75% gross income test. The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

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Second, neither we nor a direct or indirect owner of 10% or more of our shares of beneficial interest may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a taxable REIT subsidiary.

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Third, if the tenant is a taxable REIT subsidiary, such taxable REIT subsidiary may not directly or indirectly operate or manage the related property. Instead, the property must be operated on behalf of the taxable REIT subsidiary by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating lodging facilities for any person unrelated to us and the taxable REIT subsidiary. See “—Taxable REIT Subsidiaries.”

•

Fourth, if the rent attributable to personal property leased in connection with a lease of real property exceeds 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.”

•

Fifth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a taxable REIT subsidiary, which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties. See “—Taxable REIT Subsidiaries.”

Pursuant to percentage leases, our TRSs lease from the Partnerships the land, buildings, improvements, furnishings, and equipment comprising the hotels, for multi-year terms. The percentage leases provide that the TRSs are obligated to pay to the Partnerships (1) the greater of a minimum base rent or percentage rent and (2) “additional charges” or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by room revenues (and food and beverage revenues, if applicable) for each of the hotels. Both base rent and the thresholds in the percentage rent formulas will be adjusted for inflation. Base rent accrues and is required to be paid monthly and percentage rent is payable either monthly or quarterly.

In order for the base rent, percentage rent, and additional charges to constitute “rents from real property,” the percentage leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures, or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the intent of the parties;

•	the form of the agreement;

•

the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement; and

•

the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property.

In addition, federal income tax law provides that a contract that purports to be a service contract or a partnership agreement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not:

•	the service recipient is in physical possession of the property;

•	the service recipient controls the property;

•

the service recipient has a significant economic or possessory interest in the property, or whether the property’s use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property’s operating costs, or the recipient bears the risk of damage to or loss of the property;

•	the service provider bears the risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;

•	the service provider uses the property concurrently to provide significant services to entities unrelated to the service recipient; and

•	the total contract price substantially exceeds the rental value of the property for the contract period.

Since the determination whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor will not be dispositive in every case.

We believe that the percentage leases with our TRSs will be treated as true leases for federal income tax purposes. Such belief is based, in part, on the following facts:

•	the Partnerships, on the one hand, and the TRSs, on the other hand, intend for their relationship to be that of a lessor and lessee and such relationship is documented by lease agreements;

•	the TRSs have the right to the exclusive possession, use, and quiet enjoyment of the hotels during the term of the percentage leases;

•

the TRSs bear the cost of, and are responsible for, day-to-day maintenance and repair of the hotels, other than the cost of maintaining underground utilities and structural elements, and generally dictate how the hotels are operated, maintained, and improved;

•

the TRSs bear all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the percentage leases, other than real estate and personal property taxes, property and casualty insurance premiums (other than with respect to certain hotels, where the TRS is responsible for such premiums), the cost of periodic capital improvements, the cost of replacement or refurbishment of furniture, fixtures and equipment, and capital expenditures;

•	the TRSs benefit from any savings in the costs of operating the hotels during the term of the percentage leases;

•

the TRSs generally have indemnified the Partnerships against all liabilities imposed on the Partnerships during the term of the percentage leases by reason of (1) injury to persons or damage to property occurring at the hotels, (2) the TRSs’ use, management, maintenance, or repair of the hotels, (3) any environmental liability caused by acts or negligent failures to act of the TRSs, (4) taxes and assessments in respect of the hotels that are the obligations of the TRSs, or (5) any breach of the percentage leases or of any sublease of a hotel by the TRSs;

•	the TRSs are obligated to pay substantial fixed rent for the period of use of the hotels;

•	the TRSs stand to incur substantial losses or reap substantial gains depending on how successfully they operate the hotels;

•	the Partnerships cannot use the hotels concurrently to provide significant services to entities unrelated to the TRSs; and

•	the total contract price under the percentage leases does not substantially exceed the rental value of the hotels for the term of the percentage leases.

Investors should be aware that there are no controlling Treasury regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the percentage leases that discuss whether such leases constitute true leases for federal income tax purposes. If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that the Partnerships receive from the TRSs may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status.

As described above, in order for the rent received by us to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the percentage leases are entered into;

•	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, the percentage rent will not qualify as “rents from real property” if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenues from the hotels that are established in the percentage leases, and we have represented that the percentages (1) will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and (2) conform with normal business practice, the percentage rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross revenues, as described above.

Another requirement for qualification of our rent as “rents from real property” is that we must not own, actually or constructively, 10% or more of the stock of any corporate lessee or 10% or more of the assets or net profits of any non-corporate lessee (a “related party tenant”) other than a taxable REIT subsidiary. The constructive ownership rules generally provide that, if 10% or more in value of our shares of beneficial interest is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person. We do not own any stock in any of our lessees (other than our TRSs). Moreover, our Declaration of Trust prohibits transfers of our shares of beneficial interest that would cause us to own, actually or constructively, 10% or more of the ownership interests in a lessee. Such provision is not intended to prevent us from leasing our hotels to taxable REIT subsidiaries. Based on the foregoing, we should never own, actually or constructively, 10% of more of any lessee other than a taxable REIT subsidiary. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not rent any property to a related party tenant. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our shares of beneficial interest, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee other than a taxable REIT subsidiary at some future date.

REITs are permitted to own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation that is permitted to lease hotels from the related REIT as long as it does not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. A third requirement for the qualification of our rent as “rents from real property” is that, if such rent is received from a taxable REIT subsidiary, the property must be operated on behalf of the taxable REIT subsidiary by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the taxable REIT subsidiary lessee (an “eligible independent contractor”). A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. See “—Taxable REIT Subsidiaries.”

Our TRSs currently lease all of our hotels and the IH Manager operates all but four of the hotels under separate management agreements. We believe that the IH Manager qualifies as an “eligible independent contractor.” Moreover, we have represented that, with respect to properties that we lease to a taxable REIT subsidiary in the future, each such taxable REIT subsidiary will engage an “eligible independent contractor” to manage and operate the hotels leased by such taxable REIT subsidiary.

A fourth requirement for qualification of our rent as “rents from real property” is that the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each hotel, we believe either that the personal property ratio is less than 15% or that any income attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the Internal Revenue Service would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 95% or 75% gross income test and thus lose our REIT status.

A fifth requirement for qualification of our rent as “rents from real property” is that, other than within the 1% de minimis exception described above (i.e., we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property) and other than through a taxable REIT subsidiary, we cannot furnish or render noncustomary services to the tenants of our hotels, or manage or operate our hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Provided that the percentage leases are respected as true leases, we should satisfy that requirement, because the Partnerships do not perform any services other than customary ones for the TRSs. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not perform noncustomary services for the lessee of the property.

If a portion of our rent from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status. If, however, the rent from a particular hotel does not qualify as “rents from real property” because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) the lessee is a related party tenant and is not a taxable REIT subsidiary, (3) the lessee is a taxable REIT subsidiary, but the hotel is not operated by an eligible independent contractor, or (4) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a taxable REIT subsidiary, none of the rent from that hotel would qualify as “rents from real property.” In that case, we might lose our REIT status because we would be unable to satisfy either the 75% or 95% gross income test.

In addition to rent, the TRSs are required to pay to the Partnerships certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that the Partnerships are obligated to pay to third parties or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges represent interest that is accrued on the late payment of the rent or additional charges, such charges will not qualify as “rents from real property,” but instead should be treated as interest that qualifies for the 95% gross income test.

Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of the assets owned by the Partnerships is held for sale to customers and that a sale of any such asset would not be in the ordinary course of the owning entity’s business. We will attempt to comply with the terms of safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that the Partnerships will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”

Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify for purposes of the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

•

that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on an indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which such REIT makes a proper election to treat such property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:

•

on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•

on which any construction takes place on such property, other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent; or

•

which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

As a result of the rules with respect to foreclosure property, if a lessee defaults on its obligations under a percentage lease, we terminate the lessee’s leasehold interest, and we are unable to find a replacement lessee for the hotel within 90 days of such foreclosure, gross income from hotel operations conducted by us from such hotel would cease to qualify for the 75% and 95% gross income tests unless we are able to hire an independent contractor to manage and operate the hotel. In such event, we might be unable to satisfy the 75% and 95% gross income tests and, thus, might fail to qualify as a REIT.

Hedging Transactions. From time to time, we or our operating partnership enters into hedging transactions with respect to our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Prior to our 2005 taxable year, any periodic income or gain from the disposition of any financial instrument for these or similar transactions to hedge indebtedness we or our operating partnership incurred to acquire or carry “real estate assets” was qualifying income for purposes of the 95%

gross income test, but not the 75% gross income test. To the extent that we or our operating partnership hedged with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions should have been treated for the gross income tests. Commencing with our 2005 taxable year, income and gain from “hedging transactions” will be excluded from gross income for purposes of the 95% gross income test, but not the 75% gross income test. For those taxable years, a “hedging transaction” means any transaction entered into in the normal course of our or our operating partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. We or our operating partnership will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Foreign Currency Gains. In the future, we may acquire interests in hotels located in other countries and invest in foreign entities that lease these hotels. We will likely recognize gains and losses with respect to our foreign investment activities that are attributable to fluctuation in the value of the currencies of the countries in which we invest relative to the U.S. dollar. It is unclear how such foreign currency gains will be treated for purposes of the 75% and 95% gross income tests. That uncertainty may limit our ability to acquire foreign hotels. We intend to conduct any future foreign investments in a manner that will allow us to continue to satisfy the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the federal income tax laws. Prior to our 2005 taxable year, those relief provisions generally were available if:

•	our failure to meet these tests was due to reasonable cause and not to willful neglect;

•	we attached a schedule of the sources of our income to our tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

The American Jobs Creation Act of 2004 amended the relief provision requirements for failures occurring during our 2005 and future taxable years so that those relief provisions will be available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income with the Internal Revenue Service.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “—Taxation of our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which 90% (or 95% commencing with our 2005 taxable year) of our gross income exceeds the amount of our income qualifying under the 95% gross income test, in each case multiplied by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:

•	First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	stock in other REITs; and

•

investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

•	Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

•	Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, or the 10% vote or value test.

•	Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries.

•

Fifth, no more than 25% of the value of our total assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

For purposes of the 5% asset test and the 10% vote or value test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or taxable REIT subsidiary, mortgage loans that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:

•

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any taxable REIT subsidiary in which we own more than 50% of the voting power or value of the stock hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•

a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes to the extent of our interest as a partner in the partnership.

•

Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Income Tests.”

If we should fail to satisfy the asset tests at the end of a calendar quarter, we would not lose our REIT status if (1) we satisfied the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If we did not satisfy the condition described in clause (2) of the preceding sentence, we still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

In the event that, at the end of any calendar quarter commencing with our 2005 taxable year, we violate the 5% asset test or 10% vote or value test described above, we will not lose our REIT status if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests beginning with our 2005 taxable year (other than a de minimis failure described above), we will not lose our REIT status if (1) the failure was due to reasonable cause and not to willful neglect, (2) we file a description of each asset causing the failure with the Internal Revenue Service, (3) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, and (4) we pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our shareholders in an aggregate amount at least equal to:

•

the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (a) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (b) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (a) are taxable to the stockholders in the year in which paid, and the distributions in clause (b) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to our shareholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following such calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay nondeductible tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, under some of the percentage leases, the percentage rent is not due until 30 days after the end of the calendar quarter. In that case, we still would be required to recognize as income the excess of the percentage rent over the base rent paid by the lessee in the calendar quarter to which such excess relates. In addition, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction we take for deficiency dividends.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares of beneficial interest. We have complied, and intend to continue to comply, with such requirements.

Failure to Qualify

Commencing with our 2005 taxable year, if we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “—Income Tests” and “—Asset Tests.”

If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to shareholders. In fact, we would not be required to distribute any amounts to shareholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders would be taxable as “qualified dividend income.” Subject to certain limitations of the federal income tax laws, corporate shareholders might be eligible for the dividends received deduction and individual and certain non-corporate trust and estate stockholders might be eligible for the reduced federal income tax rate of 15% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxable REIT Subsidiaries

We may own up to 100% of the stock of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a fully taxable corporation. A taxable REIT subsidiary may lease hotels from us under certain circumstances, provide services to our tenants and perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities. We and a subsidiary must elect for the subsidiary to be treated as a taxable REIT subsidiary. A corporation of which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a taxable REIT subsidiary. Overall, no more than 20% of the value of our assets may consist of securities of one or more taxable REIT subsidiaries, and no more than 25% of the value of our assets may consist of the securities of taxable REIT subsidiaries and other taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test.

A taxable REIT subsidiary may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. However, rents received by us from a taxable REIT subsidiary pursuant to a hotel lease will qualify as “rents from real property” as long as the hotel is operated on behalf of the taxable REIT subsidiary by a person who satisfies the following requirements:

•	such person is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the taxable REIT subsidiary;

•	such person does not own, directly or indirectly, more than 35% of our shares of beneficial interest;

•	no more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our shares of beneficial interest; and

•	we do not directly or indirectly derive any income from such person.

A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

The taxable REIT subsidiary rules limit the deductibility of interest paid or accrued by a taxable REIT subsidiary to us to assure that the taxable REIT subsidiary is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a taxable REIT subsidiary and us or our tenants that are not conducted on an arm’s-length basis.

Our TRSs currently lease all of our hotels and the IH Manager operates all but one of the hotels under separate management agreements those hotels on their behalf. We believe that the IH Manager qualifies as an “eligible independent contractor.” Moreover, we have represented that, with respect to properties that we lease to a taxable REIT subsidiary in the future, each such taxable REIT subsidiary will engage an “eligible independent contractor” to manage and operate the hotels leased by such taxable REIT subsidiary. Furthermore, we believe that all transactions between us and our TRSs are conducted on an arm’s-length basis.

OTHER TAX CONSEQUENCES

Tax Aspects of Our Investments in the Partnerships

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in the Partnerships. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as Partnerships. We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The federal income tax classification of an entity that was in existence prior to January 1, 1997 will be respected for all periods prior to January 1, 1997 if:

•	the entity had a reasonable basis for its claimed classification;

•	the entity and all members of the entity recognized the federal tax consequences of any changes in the entity’s classification within the 60 months prior to January 1, 1997; and

•	neither the entity nor any member of the entity was notified in writing by a taxing authority on or before May 8, 1996 that the classification of the entity was under examination.

Each Partnership in existence prior to January 1, 1997 reasonably claimed partnership classification under the Treasury regulations relating to entity classification in effect prior to January 1, 1997. In addition, each Partnership intends to continue to be classified as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership is generally treated as a corporation for federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income for each year consisted of certain passive-type income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).

Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. Each Partnership qualifies for the private placement exclusion.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member) for federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT. See “Federal Income Tax Consequences of Our Status as a REIT—Income Tests” and “—Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “Federal Income Tax Consequences of Our Status as a REIT—Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and their Partners

Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Contributed Properties. Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The United States Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods.

Under our operating partnership’s partnership agreement, depreciation or amortization deductions of the operating partnership generally will be allocated among the partners in accordance with their respective interests in the operating partnership, except to the extent that the operating partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions. In addition, gain or loss on the sale of a property that has been contributed, in whole or in part, to the operating partnership will be specially allocated to the contributing partners to the extent of any built-in or loss gain with respect to such property for federal income tax purposes.

Basis in Partnership Interest. Our adjusted tax basis in our partnership interest in the operating partnership generally is equal to:

•	the amount of cash and the basis of any other property contributed by us to the operating partnership;

•	increased by our allocable share of the operating partnership’s income and our allocable share of indebtedness of the operating partnership; and

•

reduced, but not below zero, by our allocable share of the operating partnership’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of the operating partnership.

If the allocation of our distributive share of the operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in the operating partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that the operating partnership’s distributions, or any decrease in our share of the indebtedness of the operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Depreciation Deductions Available to the Operating Partnership. To the extent that the operating partnership acquired its hotels in exchange for cash, its initial basis in such hotels for federal income tax purposes generally was or will be equal to the purchase price paid by the operating partnership. The operating partnership depreciates such depreciable hotel property under either the modified accelerated cost recovery system of depreciation (“MACRS”) or the alternative depreciation system of depreciation (“ADS”). The operating partnership uses MACRS for furnishings and equipment.

Under MACRS, the operating partnership generally depreciates such furnishings and equipment over a seven-year recovery period using a 200% declining balance method and a half-year convention. If, however, the operating partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. Tax legislation enacted in 2003 provides a first-year “bonus” depreciation deduction equal to 50% of the adjusted basis of qualified property placed in service after May 5, 2003, which includes qualified leasehold improvement property and property with a recovery period of less than 20 years, such as furnishings and equipment at our hotels. “Qualified leasehold improvement property” generally includes improvements made to the interior of nonresidential real property that are placed in service more than three years after the date the building was placed in service. In addition, certain qualified leasehold improvement property placed in service before January 1, 2006 will be depreciated over a 15-year recovery period using a straight method and a half-year convention. The operating partnership uses ADS for buildings and improvements. Under ADS, the operating partnership generally depreciates such buildings and improvements over a 40-year recovery period using a straight line method and a mid-month convention.

To the extent that the operating partnership has acquired hotels in exchange for its units of limited partnership interest, its initial basis in each hotel for federal income tax purposes should be the same as the transferor’s basis in that hotel on the date of acquisition. Although the law is not entirely clear, the operating partnership generally depreciates such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. The operating partnership’s tax depreciation deductions are allocated among the partners in accordance with their respective interests in the operating partnership, except to the extent that the operating partnership is required under the federal income tax laws to use a method for allocating depreciation deductions attributable to the hotels or other contributed properties that results in our receiving a disproportionately large share of such deductions.

Sale of a Partnership’s Property

Generally, any gain realized by us or a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “Federal Income Tax Consequences of Our Status as a REIT—Income Tests.” We, however, do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

State and Local Taxes

We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors;

•	directly to agents;

•	directly to investors; or

•	through a combination of any of these methods of sale.

We will set forth in a prospectus supplement the terms of the offering of securities, including, without limitation:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the terms of the securities offered;

•	any over-allotment options under which underwriters or agents may purchase or place additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

The maximum underwriting discount or commission to be received by any NASD member firm or independent broker-dealer for the sale of the securities offered hereby will not be greater than 10%.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell the securities being offered hereby on a continuing basis, unless otherwise provided in a prospectus supplement.

We may, from time to time, engage Brinson Patrick Securities Corporation or engage other firms to act as our offering agent for one or more offerings of our securities. If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the New York Stock Exchange, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an underwriter within the meaning of the Securities Act.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement the name of the underwriter and the nature of any such relationship. We may enter into agreements with the underwriters to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common shares and our Series C cumulative preferred shares, each of which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act in connection with an offering of our securities. Over-allotment transactions involve sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than they would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

The legality of any securities offered hereby will be passed upon for us by Hunton & Williams LLP. Certain tax matters in connection with any securities offered hereby will be passed upon for us by Hunton & Williams LLP. Certain legal matters will be passed upon for the underwriters, if any, by the counsel named in a prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report (which contains an explanatory paragraph on management’s assessment of the effectiveness of internal control over financial reporting and on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of the Innkeepers Rockville, LLC, KPA HI Ontario, LLC, KPA RIGG LLC, KPA RIMV LLC, and KPA HS Anaheim LLC businesses that the registrant acquired during 2006) of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The audited historical combined financial statements of RLJ Anaheim Hotel, L.P., RLJ Anaheim Hotel Lessee, L.P., RLJ San Diego-Mission Valley Hotel, L.P., and RLJ San Diego-Mission Valley Hotel Lessee, L.P. as of December 31, 2005 and for the year then ended, the audited historical financial statements of the Hilton Suites Anaheim/Orange Hotel for the period January 1, 2005 to June 14, 2005, the audited historical combined financial statements of RLJ Anaheim Suites Hotel, L.P. and RLJ Anaheim Suites

Hotel Lessee, L.P. as of December 31, 2005 and for the period June 14, 2005 (inception) to December 31, 2005, and the audited historical combined financial statements of RLJ Ontario Hotel, L.P. and RLJ Ontario Hotel Lessee, L.P. as of September 30, 2006 and December 31, 2005 and for the period January 1, 2006 to September 30, 2006 and the period October 28, 2005 (inception) to December 31, 2005, all included in Innkeepers USA Trust’s Current Report on Form 8-K/A dated December 21, 2006, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

HOW TO OBTAIN MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information we file with the Securities and Exchange Commission at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public on the Internet through a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. We also have an Internet web site located at http://www.innkeepersusa.com, through which you may access our Securities and Exchange Commission filings.

We also make available free of charge through our website, www.innkeepersusa.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as well as the definitive proxy statement and Section 16 reports on Forms 3, 4 and 5. These reports are accessible under the “SEC Filings” caption of our Internet website, and are available as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the Securities and Exchange Commission. The information located on, or connected to, our website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any other filings that we make with the Securities and Exchange Commission.

In addition, you can inspect and copy reports, proxy statements and other information concerning Innkeepers USA Trust at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, on which our common shares of beneficial interest (NYSE: KPA) and our 8.0% Series C cumulative preferred shares (NYSE: KPA-PC) are listed.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with the Securities and Exchange Commission, which means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the Securities and Exchange Commission. All information incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, unless specifically stated otherwise, prior to completion of the offering of securities described in this prospectus.

We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2006;

•	Our Current Report on Form 8-K/A filed on December 21, 2006;

•	Our Current Report on Form 8-K filed on January 24, 2007;

•	Our Current Report on Form 8-K filed on February 1, 2007;

•	Our Current Report on Form 8-K filed on February 13, 2007;

•	Our Current Report on Form 8-K filed on March 14, 2007;

•

Our Registration Statement on Form 8-A filed on July 22, 1994, registering our common shares under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•	Our Registration Statement on Form 8-A filed on December 19, 2003 registering our 8.0% Series C cumulative preferred shares.

If any statement in this prospectus is inconsistent with a statement in one of the incorporated documents referred to above, then the statement in the incorporated document will be deemed to have been superseded by the statement in this prospectus.

You may obtain copies of these documents (other than exhibits and schedules to such filings, unless such exhibits or schedules are specifically incorporated by reference into this prospectus) free of charge by contacting our Investor Relations Department at our principal offices, which are located at 340 Royal Poinciana Way, Suite 306, Palm Beach, Florida 33480, (561) 835-1800 or accessing our Internet web site located at http://www.innkeepersusa.com.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expense, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the securities being registered. All amounts are estimates, except for the SEC registration fee.

	Amount To Be Paid
SEC registration fee	$	*
Printing and mailing expenses		$20,000
Legal fees and expenses		$50,000
Accounting fees and expenses		$20,000
Transfer agent, custodian, and trustee fees and expenses		$7,500
Miscellaneous		$5,000

Total		$102,500

*	In accordance with Rule 456(b), we are deferring payment of the registration fee for the securities offered by this prospectus.

Item 15. Indemnification of Trustees and Directors.

The Maryland REIT Law permits a Maryland REIT to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our Declaration of Trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

Our Declaration of Trust obligates us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer or (b) any individual who, while a trustee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former trustee or officer of the Company. Our Bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a trustee or officer of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. Our Declaration of Trust and Bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. To the extent that the foregoing indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy and, therefore, unenforceable.

The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they maybe made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Item 16. Exhibits.

1.1	Form of Underwriting Agreement for equity securities*

1.2	Form of Underwriting Agreement for debt securities*

4.1	Amended and Restated Declaration of Trust of Innkeepers USA Trust (previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed on December 15, 2003 (Registration No. 333-110982) and incorporated herein by reference)

4.2	Amendment of Declaration of Trust of Innkeepers USA Trust (previously filed as Exhibit 3.1(a) to the Company’s Quarterly Report on Form 10-Q filed on August 9, 2006 and incorporated by reference herein)

4.3	Articles Supplementary to the Declaration of Trust of Innkeepers USA Trust (previously filed as Exhibit 4.2 to the Company’s Registration Statement on Form 8-A filed on December 19, 2003 and incorporated herein by reference)

4.4	Amended and Restated Bylaws of Innkeepers USA Trust (previously filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed on December 15, 2003 (Registration No. 333-110982) and incorporated herein by reference)

4.5	Form of Common Share Certificate (previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-11, Registration No. 333-81362, and incorporated herein by reference)

4.6	Form of Preferred Share Certificate for 8.0% Series C Cumulative Preferred Shares (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 21, 2004 and incorporated herein by reference)

4.7	Form of Senior Indenture

4.8	Form of Senior Debt Security

4.9	Form of Subordinated Indenture

4.10	Form of Subordinated Debt Security

5.1	Opinion of Hunton & Williams LLP

8.1	Opinion of Hunton & Williams LLP with respect to tax matters

12.1	Statement regarding Computation of Ratios

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of PricewaterhouseCoopers LLP with respect to the Form 8-K/A filed on December 21, 2006

23.3	Consent of Hunton & Williams LLP (included in Exhibits 5.1 and 8.1)

24.1	Power of Attorney (included on signature page of the Registration Statement)

25.1	Statement of Eligibility To Act as Trustee under Senior Indenture*

25.2	Statement of Eligibility To Act as Trustee under Subordinated Indenture*

*	To be filed by amendment or by Current Report on Form 8-K pursuant to the Exchange Act, as appropriate.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(i), a(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(iii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Palm Beach, State of Florida, on April 6, 2007.

INNKEEPERS USA TRUST, a Maryland real estate investment trust

By:	/s/ Dennis Craven
Dennis Craven Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 6, 2007. Each of the trustees and/or officers of Innkeepers USA Trust whose signature appears below hereby appoints Mark A. Murphy and Dennis Craven, and each of them individually, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and trustees to enable Innkeepers USA Trust to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature	Title	Date

/s/ Jeffrey H. Fisher Jeffrey H. Fisher	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	April 6, 2007

/s/ Dennis Craven Dennis Craven	Chief Financial Officer (Principal Financial and Accounting Officer)	April 6, 2007

/s/ Miles Berger Miles Berger	Trustee	April 6, 2007

/s/ Randall L. Churchey Randall L. Churchey	Trustee	April 6, 2007

/s/ Thomas J. Crocker Thomas J. Crocker	Trustee	April 6, 2007

/s/ Jack P. DeBoer Jack P. DeBoer	Trustee	April 6, 2007

/s/ C. Gerald Goldsmith C. Gerald Goldsmith	Trustee	April 6, 2007

/s/ Rolf E. Ruhfus Rolf E. Ruhfus	Trustee	April 6, 2007

/s/ Joel F. Zemans Joel F. Zemans	Trustee	April 6, 2007

EXHIBIT INDEX

1.1	Form of Underwriting Agreement for equity securities*

1.2	Form of Underwriting Agreement for debt securities*

4.1	Amended and Restated Declaration of Trust of Innkeepers USA Trust (previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed on December 15, 2003 (Registration No. 333-110982) and incorporated herein by reference)

4.2	Amendment of Declaration of Trust of Innkeepers USA Trust (previously filed as Exhibit 3.1(a) to the Company’s Quarterly Report on Form 10-Q filed on August 9, 2006 and incorporated by reference herein)

4.3	Articles Supplementary to the Declaration of Trust of Innkeepers USA Trust (previously filed as Exhibit 4.2 to the Company’s Registration Statement on Form 8-A filed December 19, 2003 and incorporated herein by reference)

4.4	Amended and Restated Bylaws of Innkeepers USA Trust (previously filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed on December 15, 2003 (Registration No. 333-110982) and incorporated herein by reference)

4.5	Form of Common Share Certificate (previously filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-11, Registration No. 333-81362, and incorporated herein by reference)

4.6	Form of Preferred Share Certificate for 8.0% Series C Cumulative Preferred Shares (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 21, 2004 and incorporated herein by reference)

4.7	Form of Senior Indenture

4.8	Form of Senior Debt Security

4.9	Form of Subordinated Indenture

4.10	Form of Subordinated Debt Security

5.1	Opinion of Hunton & Williams LLP

8.1	Opinion of Hunton & Williams LLP with respect to tax matters

12.1	Statement regarding Computation of Ratios

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of PricewaterhouseCoopers LLP with respect to the Form 8-K/A filed on December 21, 2006

23.3	Consent of Hunton & Williams LLP (included in Exhibits 5.1 and 8.1)

24.1	Power of Attorney (included on signature page of the Registration Statement)

25.1	Statement of Eligibility To Act as Trustee under Senior Indenture*

25.2	Statement of Eligibility To Act as Trustee under Subordinated Indenture*

*	To be filed by amendment or by Current Report on Form 8-K pursuant to the Exchange Act, as appropriate.